Exhibit 99.1

Fitbit Reports $587M Q216 Revenue, $0.03 GAAP EPS/$0.12 Non-GAAP EPS,
and Confirms Revenue and Profit Guidance for FY16

SAN FRANCISCO – August 2, 2016 – Fitbit, Inc. (NYSE:FIT), the leader in the connected health and fitness market, today reported revenue of $586.5 million, GAAP diluted net income per share of $0.03, non-GAAP diluted net income per share of $0.12, GAAP net income of $6.3 million, and adjusted EBITDA of $48.3 million, for its second quarter of 2016.

“Second quarter results reflect accelerated unit and revenue growth in the U.S. and EMEA, our two largest markets, despite an unusually strong Q215 with the full availability of Fitbit Charge HR fulfilling built-up demand in that quarter,” said James Park, Fitbit co-founder and CEO. “Our strong profitability reflects careful management of operating expenses, while we continue to invest in future growth. Based on the progress of our business, against a backdrop of a growing worldwide opportunity for our products, we remain confident in our guidance for the year.”

Second Quarter 2016 Financial Summary

	For the Three Months Ended		For the Six Months Ended
In millions, except percentages and per share amounts	June 30, 2015	July 2, 2016	June 30, 2015	July 2, 2016
GAAP Results
Revenue	$400.4	$586.5	$737.2	$1,091.9
Gross Margin	46.8%	41.8%	48.4%	43.8%
Net Income	$17.7	$6.3	$65.7	$17.4
Diluted Net Income Per Share	$0.07	$0.03	$0.29	$0.07
Non-GAAP Results
Gross Margin	47.2%	42.0%	48.4%	44.1%
Net Income	$51.3	$29.5	$107.5	$54.0
Diluted Net Income Per Share	$0.21	$0.12	$0.47	$0.22
Adjusted EBITDA	$86.2	$48.3	$179.6	$93.4
Devices Sold	4.5	5.7	8.3	10.5
For additional information regarding the non-GAAP financial measures, see “Non-GAAP Financial Measures” and “Reconciliation of GAAP to Non-GAAP Financial Measures” below.
For additional information regarding the change to our quarterly reporting calendar, see “Change to Quarterly Reporting Calendar” below.

Second Quarter 2016 Financial Highlights

•	Sold 5.7 million devices

•	Q216 revenue increased 46% year-over-year

•	U.S. comprised 76% of Q216 revenue; EMEA 17%, APAC 2%, and Other Americas 5%

•	U.S. revenue grew 42% year-over-year; EMEA 150%, APAC (54)%, and Other Americas 63%

•
APAC was impacted by factors including the progressive shut down of retailer Dick Smith in Australia and a reduction of channel inventory. Excluding the Australia impact, APAC revenue increased 98% year-over-year.

•	New products, Fitbit BlazeTM and AltaTM, including related accessories, comprised 54% of Q216 revenue, compared to 50% in Q116

•
Gross margin was affected by an increase in warranty reserves for legacy products, with an expectation the additional reserves taken will adequately cover future warranty liability, allowing a return to more normalized gross margins beginning in Q316

•	The 120% GAAP and 90% non-GAAP year-over-year increase in operating expense reflects increased investments in R&D and marketing to drive innovation and growth

Second Quarter 2016 and Recent Fitbit Operational Highlights

•
Of all the activations of Alta and Blaze in the second quarter, approximately two-thirds were by new customers, and the other third were by people who own, or previously owned, another Fitbit device. Similar to last quarter, approximately a fifth of those repeat purchasers were reactivations, having been inactive for 90 days or more

•	Together, Blaze and Alta accessories grew 40% sequentially from Q116, and all accessories together grew 21% sequentially

•	Completed the installation of new, larger display materials in many Fitbit retail locations

•
Launched Chinese, Japanese and Korean language versions of products into their respective markets, and launched a relationship with Alibaba’s TMall platform, generating 100 million consumer impressions and approximately 1.3 million unique visitors to TMall

•	R&D headcount grew to 863 in Q216, comprising 59% of the company’s headcount

Outlook and Guidance
Fitbit’s outlook for the third quarter of 2016 is as follows:

•	Revenue in the range of $490 to $510 million

•	Non-GAAP gross margin of approximately 48% to 49%

•	Adjusted EBITDA in the range of $70 to $80 million

•	Non-GAAP diluted net income per share in the range of $0.17 to $0.19

•	Non-GAAP diluted share count between 244 and 247 million

•	Stock-based compensation expense in the range of $26 to $28 million

•	Non-GAAP tax rate of approximately 30%

Fitbit’s outlook for the full year of 2016 is as follows:

•	Revenue in the range of $2.5 to $2.6 billion

•	Non-GAAP gross margin of approximately 47%

•	Adjusted EBITDA in the range of $430 to $490 million

•	Non-GAAP diluted net income per share in the range of $1.12 to $1.24

•	Non-GAAP diluted share count between 244 and 250 million

•	Stock-based compensation expense in the range of $92 to $97 million

•	Non-GAAP tax rate of approximately 30%

Webcast and Conference Call Information
Fitbit will host a conference call today at 5:00 p.m. Eastern Time, 2:00 p.m. Pacific Time, to discuss its results. Investors may access a free, live webcast of the call through the Investor section of Fitbit’s website at investor.fitbit.com. The call can also be accessed by dialing (719) 325-2146, access code 8214317. A replay of the call will be archived on Fitbit’s website for the following six months.

Forward Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding our financial outlook for the third quarter 2016 and the full year of 2016, our investments in research and development, sales and marketing, and consumer engagement features and the impact of those investments, our management of warranty reserves, our anticipated return to normal gross margin expected in the third quarter of 2016, and the potential for growth of our user community through network effects. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors including: the effects of the highly competitive market in which we operate, including competition from much larger technology companies; our ability to anticipate and satisfy consumer preferences in a timely manner, our ability to successfully develop and timely introduce new products and services or enhance existing products and services; any inability to accurately forecast consumer demand and adequately manage our inventory; our ability to ship products on the timelines we anticipate and unexpected delays; quarterly and seasonal fluctuations; our reliance on third-party suppliers, contract manufacturers, and logistics providers, and our limited control over such parties; product liability issues, security breaches or other defects, which may adversely affect product performance, our reputation and brand awareness and overall market acceptance of our products and services; the fact that the market for connected health and fitness devices is relatively new and unproven; the ability of our channel partners to sell our products; litigation and related costs; privacy; other general market, political, economic and business conditions.

Additional risks and uncertainties that could affect our financial results are included under the caption “Risk Factors” in our Annual Report on Form 10-K for the full year ended December 31, 2015 and our most recently filed Quarterly Report on Form 10-Q, which are available on our Investor Relations website at investor.fitbit.com and on the SEC website at www.sec.gov. Additional information will also be set forth in our Quarterly Report on Form 10-Q for the quarter ended July 2, 2016. All forward-looking statements contained herein are based on information available to us as of the date hereof and we do not assume any obligation to update these statements as a result of new information or future events.

Change to Quarterly Reporting Calendar
Our fiscal year ends on December 31 of each year. In the first quarter of 2016, we adopted a 4-4-5 week quarterly calendar, which, for the 2016 fiscal year, is comprised of four fiscal quarters ending on April 2, 2016, July 2, 2016, October 1, 2016, and December 31, 2016. We did not adjust operating results for quarters prior to 2016. There were 91 days in both the three months ended July 2, 2016 and June 30, 2015, and 184 and 181 days in the six months ended July 2, 2016 and June 30, 2015, respectively.

Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures: non-GAAP gross margin; non-GAAP operating expenses; non-GAAP operating income; non-GAAP net income; non-GAAP diluted shares; non-GAAP diluted net income per share; and

adjusted EBITDA. The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP.

We use non-GAAP measures to internally evaluate and analyze financial results. We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and enable comparison of our financial results with other public companies, many of which present similar non-GAAP financial measures.

There are limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, many of the adjustments to our GAAP financial measures reflect the exclusion of items, specifically stock-based compensation expense, amortization of intangible assets, and the related income tax effects of the aforementioned exclusions, that are recurring and will be reflected in our financial results for the foreseeable future. In addition, these measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.

Guidance for non-GAAP financial measures excludes stock-based compensation, amortization of acquired intangible assets, and tax effects associated with these items. We have not reconciled guidance for non-GAAP gross margin, non-GAAP diluted shares, non-GAAP diluted net income per share, adjusted EBITDA, and non-GAAP tax rate to their most directly comparable GAAP measures because items that impact these measures are out of our control and/or cannot be reasonably predicted. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measures is not available without unreasonable effort.

The following are explanations of the adjustments that are reflected in one or more of our non-GAAP financial measures:

•
In March 2014, we recalled the Fitbit Force after some of our users experienced allergic reactions to adhesives in the wristband. This recall primarily impacted our results for the fourth quarter of 2013, the first quarter of 2014 and the fourth quarter of 2015.

•
Stock-based compensation expense relates to equity awards granted primarily to our employees. We exclude stock-based compensation expense because we believe that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In particular, companies calculate stock-based compensation expense using a variety of valuation methodologies and subjective assumptions.

•
Litigation expense relates to legal costs incurred due to litigation with Aliphcom, Inc. d/b/a Jawbone. We exclude these expenses because we do not believe these expenses have a direct correlation to the operations of our business and because of the singular nature of the claims underlying the Jawbone litigation matters. We began excluding Jawbone litigation costs in the second quarter as these costs significantly increased during the second quarter of 2016, and may continue to be material for the remainder of 2016. Although not excluded in reporting for the first quarter of 2016, these litigation expenses were $9.1 million.

•	Revaluation of redeemable convertible preferred stock warrant liability is a non-cash charge that will not recur in the periods following our initial public offering.

•
Amortization of intangible assets relates to our acquisition of FitStar. We exclude these amortization expenses because we do not believe these expenses have a direct correlation to the operation of our business.

•	The change in contingent consideration relates to our acquisition of FitStar. This is a non-recurring benefit that has no direct correlation to the operation of our business.

•
Income tax effect of non-GAAP adjustments relates to the tax effect of the adjustments that we incorporate into non-GAAP financial measures in order to provide a more meaningful measure of non-GAAP net income.

•
Adjustment to shares includes the conversion of the redeemable convertible preferred stock into shares of common stock as though the conversion had occurred at the beginning of all periods presented, and the shares issued in our initial public offering in June 2015, as if they had been outstanding since the beginning of the second quarter of 2015.

For more information on our non-GAAP financial measures and a reconciliation of such measures to the nearest GAAP measure, please see the “Reconciliation of GAAP to Non-GAAP Financial Measures” table in this press release.

About Fitbit, Inc.

Fitbit helps people lead healthier, more active lives by empowering them with data, inspiration and guidance to reach their goals. As the leader in the connected health and fitness category, Fitbit designs products and experiences that track everyday health and fitness. Fitbit’s diverse line of award-winning products includes Fitbit SurgeTM, Fitbit BlazeTM, Fitbit Charge HRTM, AltaTM, Fitbit ChargeTM, Fitbit Flex®, Fitbit One® and Fitbit Zip® activity trackers, as well as the Aria® Wi-Fi Smart Scale. Fitbit products are carried in 54,000 retail stores, and are available in 64 countries, around the globe. Fitbit Group Health uses the power of the Fitbit activity trackers, software, and services to deliver innovative solutions for corporate wellness, weight management, insurance and clinical research.
Fitbit, the Fitbit logo, Fitbit Surge, Fitbit Blaze, Fitbit Charge HR, Alta, Fitbit Charge, Fitbit Flex, Fitbit One, Fitbit Zip, Aria, PurePulse, SmartTrack and FitStar are trademarks, service marks and/or registered trademarks of Fitbit in the United States and in other countries. All other trademarks, service marks, and product names used herein are the property of their respective owners.
Connect with us on Facebook, Instagram or Twitter and share your Fitbit experience.

Investor Contact:
Brad Samson, (415) 604-4106
bsamson@fitbit.com

Media Contact:
Jen Ralls, (415) 722-6937
PR@fitbit.com

FITBIT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for per share amounts)
(unaudited)
	Three Months Ended		Six Months Ended
	June 30, 2015	July 2, 2016	June 30, 2015	July 2, 2016
Revenue	$400,412	$586,528	$737,166	$1,091,884
Cost of revenue	212,870	341,559	380,415	613,160
Gross profit	187,542	244,969	356,751	478,724
Operating expenses:
Research and development	30,492	79,909	52,918	152,157
Sales and marketing	69,690	118,138	113,557	225,189
General and administrative	14,648	37,262	27,629	72,964
Change in contingent consideration	(7,704)	—	(7,704)	—
Total operating expenses	107,126	235,309	186,400	450,310
Operating income	80,416	9,660	170,351	28,414
Interest income (expense), net	(379)	839	(846)	1,421
Other income (expense), net	(45,308)	(463)	(58,385)	1,105
Income before income taxes	34,729	10,036	111,120	30,940
Income tax expense	17,048	3,695	45,442	13,564
Net income	$17,681	$6,341	$65,678	$17,376

Less: noncumulative dividends to preferred stockholders	(1,212)	—	(2,526)	—
Less: undistributed earnings attributable to participating securities	(11,244)	—	(45,907)	—
Net income attributable to common stockholders—basic	5,225	6,341	17,245	17,376
Add: undistributed earnings to dilutive participating securities	1,862	—	7,003	—
Net income attributable to common stockholders—diluted	$7,087	$6,341	$24,248	$17,376

Net income per share attributable to common stockholders:
Basic	$0.09	$0.03	$0.35	$0.08
Diluted	$0.07	$0.03	$0.29	$0.07
Weighted average shares used to compute net income per share attributable to common stockholders:
Basic	58,548	218,850	49,922	217,431
Diluted	95,190	242,328	82,841	242,153

FITBIT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(unaudited)
	December 31, 2015	July 2, 2016
Assets
Current assets:
Cash and cash equivalents	$535,846	$416,142
Marketable securities	128,632	343,534
Accounts receivable, net	469,260	377,545
Inventories	178,146	190,644
Prepaid expenses and other current assets	43,530	59,782
Total current assets	1,355,414	1,387,647
Property and equipment, net	44,501	74,181
Goodwill	22,157	25,217
Intangible assets, net	12,216	15,090
Deferred tax assets	83,020	119,472
Other assets	1,758	1,504
Total assets	$1,519,066	$1,623,111
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$260,842	$226,418
Accrued liabilities	194,977	231,921
Deferred revenue	44,448	46,420
Fitbit Force recall reserve	5,122	2,148
Income taxes payable	2,868	2,074
Total current liabilities	508,257	508,981
Other liabilities	29,358	47,473
Total liabilities	537,615	556,454

Stockholders’ equity
Common stock and additional paid-in capital	737,841	804,678
Accumulated other comprehensive income	691	1,684
Retained earnings	242,919	260,295
Total stockholders’ equity	981,451	1,066,657
Total liabilities and stockholders’ equity	$1,519,066	$1,623,111

Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except percentages and per share amounts)
(unaudited)
	Three Months Ended		Six Months Ended
	June 30, 2015	July 2, 2016	June 30, 2015	July 2, 2016
Non-GAAP gross profit:
GAAP gross profit	$187,542	$244,969	$356,751	$478,724
Stock-based compensation expense	825	1,084	1,271	2,393
Impact of Fitbit Force recall	—	—	(2,040)	—
Intangible assets amortization	467	451	467	903
Non-GAAP gross profit	$188,834	$246,504	$356,449	$482,020

Non-GAAP gross profit as a percentage of revenue:
GAAP gross profit as a percentage of revenue	46.8%	41.8%	48.4%	43.8%
Stock-based compensation expense	0.3	0.2	0.2	0.2
Impact of Fitbit Force recall	—	—	(0.3)	—
Intangible assets amortization	0.1	—	0.1	0.1
Non-GAAP gross profit as a percentage of revenue	47.2%	42.0%	48.4%	44.1%

Non-GAAP research and development:
GAAP research and development	$30,492	$79,909	$52,918	$152,157
Stock-based compensation expense	(3,138)	(11,725)	(5,017)	(22,118)
Non-GAAP research and development	$27,354	$68,184	$47,901	$130,039

Non-GAAP sales and marketing:
GAAP sales and marketing	$69,690	$118,138	$113,557	$225,189
Stock-based compensation expense	(1,322)	(2,927)	(2,629)	(5,462)
Non-GAAP sales and marketing	$68,368	$115,211	$110,928	$219,727

Non-GAAP general and administrative:
GAAP general and administrative	$14,648	$37,262	$27,629	$72,964
Stock-based compensation expense	(2,462)	(4,664)	(3,733)	(8,197)
Litigation expense	—	(11,558)	—	(11,558)
Impact of Fitbit Force recall	(69)	11	73	—
Intangible assets amortization	(82)	(82)	(82)	(163)
Non-GAAP general and administrative	$12,035	$20,969	$23,887	$53,046

Non-GAAP operating expenses:
GAAP operating expenses	$107,126	$235,309	$186,400	$450,310
Stock-based compensation expense	(6,922)	(19,316)	(11,379)	(35,777)
Litigation expense	—	(11,558)	—	(11,558)
Impact of Fitbit Force recall	(69)	11	73	—
Intangible assets amortization	(82)	(82)	(82)	(163)
Change in contingent consideration	7,704	—	7,704	—
Non-GAAP operating expenses	$107,757	$204,364	$182,716	$402,812

Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except percentages and per share amounts)
(unaudited)
	Three Months Ended		Six Months Ended
	June 30, 2015	July 2, 2016	June 30, 2015	July 2, 2016
Non-GAAP operating income:
GAAP operating income	$80,416	$9,660	$170,351	$28,414
Stock-based compensation expense	7,747	20,400	12,650	38,170
Litigation expense	—	11,558	—	11,558
Impact of Fitbit Force recall	69	(11)	(2,113)	—
Intangible assets amortization	549	533	549	1,066
Change in contingent consideration	(7,704)	—	(7,704)	—
Non-GAAP operating income	$81,077	$42,140	$173,733	$79,208

Non-GAAP net income and net income per share:
Net income	$17,681	$6,341	$65,678	$17,376
Stock-based compensation expense	7,747	20,400	12,650	38,170
Litigation expense	—	11,558	—	11,558
Impact of Fitbit Force recall	69	(11)	(2,113)	—
Revaluation of redeemable convertible preferred
stock warrant liability	46,320	—	56,655	—
Intangible assets amortization	549	533	549	1,066
Change in contingent consideration	(7,704)	—	(7,704)	—
Income tax effect of non-GAAP adjustments	(13,349)	(9,297)	(18,228)	(14,126)
Non-GAAP net income	$51,313	$29,524	$107,487	$54,044

GAAP diluted shares	95,190	242,328	82,841	242,153
Diluted effect of redeemable convertible preferred
stock conversion	126,020	—	132,898	—
Initial public offering shares	20,173	—	10,081	—
Other dilutive equity awards	1,766	—	1,801	—
Non-GAAP diluted shares	243,149	242,328	227,621	242,153
Non-GAAP diluted net income per share	$0.21	$0.12	$0.47	$0.22

Adjusted EBITDA:
Net income	$17,681	$6,341	$65,678	$17,376
Impact of Fitbit Force recall	69	(11)	(2,113)	—
Stock-based compensation expense	7,747	20,400	12,650	38,170
Litigation expense	—	11,558	—	11,558
Revaluation of redeemable convertible preferred
stock warrant liability	46,320	—	56,655	—
Depreciation and intangible assets amortization	4,705	7,178	8,174	14,186
Change in contingent consideration	(7,704)	—	(7,704)	—
Interest (income) expense, net	379	(839)	846	(1,421)
Income tax expense	17,048	3,695	45,442	13,564
Adjusted EBITDA	$86,245	$48,322	$179,628	$93,433

Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except percentages and per share amounts)
(unaudited)
	Three Months Ended		Six Months Ended
	June 30, 2015	July 2, 2016	June 30, 2015	July 2, 2016

Stock-based compensation expense:
Cost of revenue	$825	$1,084	$1,271	$2,393
Research and development	3,138	11,725	5,017	22,118
Sales and marketing	1,322	2,927	2,629	5,462
General and administrative	2,462	4,664	3,733	8,197
Total stock-based compensation expense	$7,747	$20,400	$12,650	$38,170

FITBIT, INC.
Revenue by Geographical Region
(In thousands)
(unaudited)
	Three Months Ended		Six Months Ended
	June 30, 2015	July 2, 2016	June 30, 2015	July 2, 2016

United States	$312,666	$445,192	$577,975	$796,877
Americas excluding United States	16,799	27,375	30,228	50,769
Europe, Middle East, and Africa	39,712	99,471	74,768	174,195
APAC	31,235	14,490	54,195	70,043
Total	$400,412	$586,528	$737,166	$1,091,884